EXHIBIT 10.2

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Agreement”) is entered into as of February 27, 2006, by and between Entravision Communications Corporation, a Delaware corporation (“Entravision”), and Univision Communications Inc., a Delaware corporation (“Univision”).

RECITALS

WHEREAS, Univision is the holder of 24,352,729 shares of Entravision’s Class U common stock, par value $0.0001 per share, which shares represent one hundred percent (100%) of the issued and outstanding shares of such Class U common stock (the “Class U Common”).

WHEREAS, Entravision desires to repurchase the Repurchased Shares (as defined below), on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants, agreements, and conditions hereafter set forth, and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

AGREEMENT

I.	Terms of Share Repurchase.

(a) Repurchase; Repurchase Price. On the Closing Date (as defined below), Entravision will repurchase 7,000,000 shares of Class U Common (the “Repurchased Shares”) from Univision and Univision will sell the Repurchased Shares to Entravision free and clear of all liens, security interests, pledges, claims and encumbrances of any kind, nature or description other than restrictions under applicable securities laws, and on the terms and conditions set forth herein (the “Share Repurchase”). The total repurchase price to be paid by Entravision to Univision for the Repurchased Shares is Fifty-One Million One Hundred Thousand Dollars ($51,100,000) (the “Repurchase Price”).

(b) Closing. Entravision will deliver the Repurchase Price to Univision by wire transfer in immediately available U.S. funds on March 2, 2006 (the “Closing Date”) to an account specified in writing by Univision, and on the Closing Date Univision will surrender any stock certificate or certificates evidencing the Repurchased Shares, together with any letters of instruction, stock powers or any other documents reasonably necessary to effect the repurchase of the Repurchased Shares by Entravision.

(c) Representations and Warranties. Each of the following representations and warranties is made as of the date of this Agreement.

(i) Power, Authority and Enforceability; No Conflict. Each party hereby represents and warrants to the other that (1) such party has full corporate power and authority to execute and deliver this Agreement, (2) this Agreement has been duly and validly executed and delivered by such party and (3) this Agreement constitutes the valid and binding agreement of such party, enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity, and (4) the execution, delivery and performance by such party of this Agreement does not and will not conflict with or result in a breach or violation of (A) any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights or termination, amendment, acceleration or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such party or any of its subsidiaries is a party or is bound or (B) any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such party or any of its subsidiaries, except for in the case of either clause (A) or (B) such conflicts, breaches or violations that would not prevent or delay the consummation of the transactions contemplated by this Agreement, nor will any such action result in any violation of the provisions of the certificate of incorporation or the by-laws of such party.

(ii) Title to Repurchased Shares. Univision represents and warrants to Entravision that Univision has good and valid title to the Repurchased Shares, free and clear of all liens, encumbrances, security interests, pledges, claims, options and rights of others (“Liens”) other than restrictions under applicable securities laws and full right and authority to deliver the Repurchased Shares hereunder. Upon payment of the Repurchase Price pursuant to this Agreement, Entravision will acquire good and valid title to the Repurchased Shares, free and clear of all Liens other than restrictions under applicable securities laws.

(iii) No Distribution. Entravision represents and warrants to Univision that Entravision is purchasing the Repurchased Shares from Univision for its own account and not with a view to any distribution thereof within the meaning of the Securities Act of 1933, as amended. Following the Closing Date, the Repurchased Shares acquired by Entravision from Univision shall either be cancelled or placed in Entravision’s treasury.

(iv) Acknowledgment. Except as expressly set forth herein, Entravision has not made and is not making any representation or warranty as to the business, properties, condition (financial or otherwise) or results of operations, prospects or any other aspect of Entravision’s operations, and any such representation or warranty is expressly waived by all parties. Univision has (a) the requisite knowledge, sophistication and experience in order to fairly evaluate a sale of the Repurchased Shares, including the risks associated therewith and (b) has adequate information and has made its own independent investigation concerning the business, properties, condition, results of operations and prospects of Entravision and its subsidiaries taken as a whole to make an informed decision regarding the sale of the Repurchased Shares. Univision acknowledges that Entravision may be in possession of material non-public information and waives any claim it may currently or in the future have against Entravision, based on the fact that Entravision did not provide Univision with such information in connection with the Share Repurchase.

(v) Capitalization. Entravision represents and warrants to Univision that to Entravision’s knowledge (a) there are 59,836,013 shares of Entravision’s Class A Common Stock outstanding, (b) there are 27,678,533 shares of Entravision’s Class B Common Stock outstanding, (c) there are 24,352,729 shares of Entravision’s Class U Common Stock outstanding, (d) there are no other shares of Entravision’s capital stock outstanding, and (e) there are no options, warrants or other rights to acquire any shares of Entravision’s capital stock outstanding other than outstanding options to acquire 10,903,962 shares of Entravision’s Class A Common Stock.

(d) Other Agreements. The rights and obligations of the parties under that certain Investor Rights Agreement dated as of August __, 2000 by and among Entravision, Univision and the other stockholders named therein, as amended by a letter agreement dated July 29, 2005 by Univision and acknowledged by Entravision and the Amendment to Investor Rights Agreement dated as of September 9, 2005 by and between Entravision and Univision (as so amended, the “Investor Rights Agreement”), shall continue by its terms notwithstanding this Agreement in accordance with the terms of the Investor Rights Agreement. In addition, the rights and obligations of Entravision and Univision under any other agreement to which Entravision and Univision or its affiliates are parties shall continue in effect in accordance with their terms and shall be unaffected by this Agreement.

(e) Public Statement. The parties will consult with each other and agree (such agreement not to be unreasonably withheld or delayed by either party) before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such filing or public statement prior to such agreement, except only to the limited extent required or advisable by applicable law, rule or regulation, or the rules and regulations of The New York Stock Exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

II.	Miscellaneous.

(a) Further Assurances. Each of the parties hereto hereby agrees to act in good faith and to use commercially reasonable efforts to take or cause to be taken such further actions to execute, deliver, and file such further documents and instruments, and to obtain such consents as may be necessary in order to fully effectuate the purposes, terms and conditions of this Agreement.

(b) Entire Agreement. This Agreement (together with the other agreements referenced herein) constitutes the entire agreement between the parties on the subject matter hereof and supersedes all prior oral and written agreements, undertakings, representations, and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. It may be amended or modified only by a writing executed by each of the parties.

(c) Governing Law. This Agreement will be governed by and construed under the laws of State of Delaware without regard to conflict of laws principles.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A facsimile signature page will be deemed an original.

[signature page follows]

IN WITNESS WHEREOF, each party has caused this Share Repurchase Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first written above.

ENTRAVISION COMMUNICATIONS CORPORATION,
a Delaware corporation

/s/ John F. DeLorenzo
By:	John F. DeLorenzo
Title:	Executive Vice President, Treasurer and
Chief Financial Officer

UNIVISION COMMUNICATIONS INC.,
a Delaware corporation

/s/ Andrew W. Hobson
By:	Andrew W. Hobson
Title:	Senior Executive Vice President and
Chief Financial Officer